EXHIBIT 23.1

CONSENT OF INDEPENDENT EXPERTS

The Board of Directors

James River Coal Company

Marshall Miller & Associates, Inc. hereby consents to the use in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and the incorporation by reference into the Company’s Registration Statement on Form S-1 (Registration Statement No. 333-118190), of the information contained in our report, dated as of March 31, 2004, setting forth the estimates of the Company’s coal reserves.

Marshall Miller & Associates, Inc.

By: /s/ Peter Lawson
Name: Peter Lawson
Title: Executive Vice President

March 25, 2005